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Exhibit (a)(1)(E)

Offer to Purchase for Cash
by
EMCORE CORPORATION
of
Up to $45,000,000 of Shares of Its Common Stock
at a Purchase Price Not Greater than $6.75 per Share
Nor Less than $6.25 per Share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 15, 2015, UNLESS THE OFFER IS EXTENDED (SUCH TIME AND DATE, AS MAY BE EXTENDED, THE "EXPIRATION TIME").

May 15, 2015

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated May 15, 2015 (the "Offer to Purchase"), and related Letter of Transmittal (the "Letter of Transmittal", which together with the Offer to Purchase, as they may be amended or supplemented from time to time, constitute the "Offer") in connection with the offer by EMCORE Corporation, a New Jersey corporation ("EMCORE"), to purchase shares of its common stock, no par value per share (the "Shares") up to an aggregate purchase price of $45 million. EMCORE will purchase Shares at a price not greater than $6.75 per Share nor less than $6.25 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase and related Letter of Transmittal. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. The description of the Offer in this letter is only a summary and is qualified by all of the terms and conditions of the Offer set forth in the Offer to Purchase and the Letter of Transmittal.

        EMCORE will, upon the terms and subject to the conditions of the Offer, determine a single per Share price that it will pay for Shares properly tendered and not properly withdrawn from the Offer, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. EMCORE will select the lowest purchase price, not greater than $6.75 per Share nor less than $6.25 per Share, that will allow it to purchase Shares having an aggregate purchase price of $45 million, or a lower aggregate purchase price depending on the number of Shares properly tendered and not properly withdrawn (such purchase price, the "Final Purchase Price"). If, based on the Final Purchase Price, Shares having an aggregate purchase price of less than $45 million are properly tendered and not properly withdrawn, EMCORE will buy all Shares properly tendered and not properly withdrawn, subject to the terms and conditions of the Offer. All Shares properly tendered prior to the Expiration Time at prices at or below the Final Purchase Price and not properly withdrawn will be purchased in the Offer at the Final Purchase Price, upon the terms and subject to the conditions of the Offer, including the "odd lot" priority, proration and conditional tender provisions described in the Offer to Purchase. Under no circumstances will interest be paid on the purchase price for the Shares, even if there is a delay in making such payment. All Shares acquired in the Offer will be acquired at the Final Purchase Price. EMCORE reserves the right, in its sole discretion, to change the per Share purchase price range and to increase or decrease the aggregate purchase price payable for Shares sought in the Offer, subject to applicable law. EMCORE may increase the aggregate purchase price payable for Shares purchased in the Offer and thereby increase the number of Shares accepted for payment in the Offer by up to 2% of the outstanding Shares without amending or extending the Offer.

        EMCORE reserves the right, in its sole discretion, to terminate the Offer upon the occurrence of certain conditions more specifically described in Section 7 of the Offer to Purchase, or to amend the Offer in any respect, subject to applicable law.

        Upon the terms and subject to the conditions of the Offer, if, based on the Final Purchase Price, Shares having an aggregate purchase price in excess of $45 million (or such greater aggregate purchase price as EMCORE may elect, subject to applicable law) have been properly tendered at prices at or below the Final Purchase Price and not properly withdrawn before the Expiration Time, EMCORE will purchase such Shares in the following order of priority: (i) EMCORE will purchase all Shares properly tendered and not properly withdrawn by any holder of an "odd lot" of less than 100 Shares who tenders all Shares owned beneficially or of record by such odd lot holder at a price at or below the Final Purchase Price (tenders of less than all of the Shares owned by such odd lot holder will not qualify for this preference) and who completes the section captioned "Odd Lots" in the Letter of Transmittal; (ii) after the purchase of all of the Shares properly tendered at or below the Final Purchase Price and not properly withdrawn by odd lot holders, EMCORE will purchase all other Shares properly tendered at or below the Final Purchase Price on a pro rata basis (excluding Shares subject to conditional tenders for which the condition was not initially satisfied) with appropriate adjustment to avoid purchases of fractional Shares; and (iii) only if necessary to permit EMCORE to purchase Shares having an aggregate purchase price of $45 million (or such greater aggregate purchase price as EMCORE may elect, subject to applicable law), EMCORE will purchase Shares conditionally tendered (for which the condition was not initially satisfied) at or below the Final Purchase Price, by random lot, to the extent feasible. To be eligible for their Shares to be purchased by random lot, shareholders whose Shares are conditionally tendered must have tendered all of their Shares. As a result of the foregoing priorities applicable to the purchase of Shares tendered, it is possible that fewer than all Shares tendered by a shareholder will be purchased or that, if a tender is conditioned upon the purchase of a specified number of Shares, none of those Shares will be purchased even though such Shares were tendered at prices at or below the Final Purchase Price. Shares tendered at prices greater than the Final Purchase Price and Shares not purchased because of proration or conditional tenders will be returned to the tendering shareholders at EMCORE's expense promptly after the Expiration Time. See Section 1, Section 3 and Section 5 of the Offer to Purchase.

        The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions. See Section 7 of the Offer to Purchase.

        EMCORE's directors and executive officers are entitled to participate in the Offer on the same basis as all other shareholders. Mr. Becker has informed the Company that Becker Drapkin Management, L.P. intends to tender an amount of Shares during the Offer that will result in its percentage ownership of the Company following the Expiration Date of the Offer remaining substantially equivalent to its percentage ownership of the Company immediately preceding the Offer. Mr. Bogomolny and Mr. Domenik have informed the Company that they each intend to tender a portion of the Shares beneficially owned by them. EMCORE's remaining directors and executive officers have advised the Company that they do not currently intend to tender Shares in the Offer. The equity ownership of EMCORE's directors, executive officers and affiliates who do not tender their Shares in the Offer will proportionately increase as a percentage of EMCORE's outstanding common stock following the consummation of the Offer. See Section 11 of the Offer to Purchase.

        We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES THAT WE HOLD FOR YOUR ACCOUNT.

        Please instruct us as to whether you wish us to tender any or all of the Shares that we hold for your account on the terms and subject to the conditions of the Offer.

        Please note the following:

          1.     You may tender your Shares at prices not greater than $6.75 per Share nor less than $6.25 per Share, as indicated in the attached Instruction Form, net to you in cash, less applicable withholding taxes and without interest.

          2.     You should consult with your broker or other financial or tax advisors on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

          3.     The Offer and withdrawal rights will expire at 5:00 P.M., New York City time, on Monday, June 15, 2015 unless EMCORE extends the Offer.

          4.     The Offer is for up to $45 million in aggregate purchase price of Shares. At the maximum Final Purchase Price of $6.75 per Share, EMCORE could purchase 6,666,666 Shares if the Offer is fully subscribed (representing approximately 20.64% of the Shares outstanding as of May 1, 2015). At the minimum Final Purchase Price of $6.25 per Share, EMCORE could purchase 7,200,000 Shares if the Offer is fully subscribed (representing approximately 22.29% of the Shares outstanding as of May 1, 2015).

          5.     Tendering shareholders who are tendering Shares held in their name or who tender their Shares directly to the Depositary will not be obligated to pay any brokerage commissions or fees to EMCORE or to the Dealer Manager, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on EMCORE's purchase of Shares under the Offer.

          6.     If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

          7.     If you are an odd lot holder and you instruct us to tender on your behalf all such Shares at or below the purchase price before the Expiration Time and complete the section captioned "Odd Lots" on the attached Instruction Form, EMCORE will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the Final Purchase Price and not properly withdrawn.

          8.     If you wish to condition your tender upon the purchase of all Shares tendered or upon EMCORE's purchase of a specified minimum number of the Shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. EMCORE's purchase of Shares from all tenders that are so conditioned will be determined by random lot. To elect such a condition, complete the section entitled "Conditional Tender" in the attached Instruction Form.

        YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION TIME. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 15, 2015, UNLESS THE OFFER IS EXTENDED.

        If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

        The Offer is being made solely pursuant to the Offer to Purchase and the Letter of Transmittal and is being made to all record holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction within the United Sates in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

 INSTRUCTION FORM

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 15, 2015 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal", which together with the Offer to Purchase, as they may be amended and supplemented from time to time, constitute the "Offer"), in connection with the offer by EMCORE Corporation, a New Jersey corporation ("EMCORE"), to purchase shares of its common stock, no par value per share (the "Shares") for cash up to an aggregate purchase price of $45 million, at a price not greater than $6.75 per Share nor less than $6.25 per Share, net to the seller in cash, less any applicable withholding taxes and without interest.

        The undersigned hereby instruct(s) you to tender to EMCORE the number of Shares indicated below or, if no number is specified, all Shares that you hold for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.

        Aggregate Number Of Shares To Be Tendered By You For The Account Of The Undersigned:                      Shares.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
(See Instruction 5 of the Letter of Transmittal)

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

1.
SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

        By checking the box below INSTEAD OF ONE OF THE BOXES UNDER "Shares Tendered At Price Determined By Shareholder," the undersigned hereby tenders Shares at the purchase price as shall be determined by EMCORE in accordance with the terms of the Offer.

☐
The undersigned wants to maximize the chance that EMCORE will accept for payment all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders Shares at, and is willing to accept, the purchase price determined by EMCORE in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned's Shares being deemed to be tendered at the price of $6.25 per Share for purposes of determining the Final Purchase Price. This may effectively lower the Final Purchase Price and could result in the undersigned receiving the minimum per Share price of $6.25.

2.
SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

        By checking ONE of the following boxes INSTEAD OF THE BOX UNDER "Shares Tendered At Price Determined Under The Offer," the undersigned hereby tenders Shares at the price checked. The undersigned understands that this action could result in EMCORE purchasing none of the Shares tendered hereby if the purchase price determined by EMCORE for the Shares is less than the price checked below.

☐	$6.25	☐	$6.55
☐	$6.35	☐	$6.65
☐	$6.45	☐	$6.75

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.

        A SHAREHOLDER DESIRING TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE, UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE.

 CONDITIONAL TENDER
(See Instruction 14 of the Letter of Transmittal)

        A shareholder may tender Shares subject to the condition that a specified minimum number of the shareholder's Shares tendered pursuant to the Letter of Transmittal must be purchased if any Shares tendered are purchased, as described in the Offer to Purchase, particularly in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares indicated below is purchased by EMCORE pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering shareholder's responsibility to calculate the minimum number of Shares that must be purchased if any are purchased, and EMCORE urges shareholders to consult their financial and tax advisors before completing this section. Unless this box has been checked and a minimum number of Shares specified, the tender will be deemed unconditional.

  ☐
  The minimum number of Shares that must be purchased, if any are purchased, is:                      Shares.

        If, because of proration, the minimum number of Shares designated will not be purchased, EMCORE may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

  ☐
  The tendered Shares represent all Shares held by the undersigned.

 ODD LOTS
(See Instruction 15 of the Letter of Transmittal)

        To be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the Expiration Time, an aggregate of fewer than 100 Shares. The odd lot preference is not available for partial tenders or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts or certificates representing fewer than 100 Shares.

        The undersigned is either (check one box):

  ☐
  the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

  ☐
  a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of the Shares beneficially owned by each such person.

        The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

        EMCORE's board of directors has approved making the Offer. However, neither EMCORE, nor any member of its board of directors, the Dealer Manager, the Information Agent or the Depositary makes any recommendation to shareholders as to whether they should tender or refrain from tendering their Shares or as to the purchase price or purchase prices at which any shareholder may choose to tender Shares. Neither EMCORE, nor any member of its board of directors, the Dealer Manager, the Information Agent or the Depositary has authorized any person to make any recommendation with respect to the Offer. Shareholders should carefully evaluate all information in the Offer to Purchase, consult their financial and tax advisors and make their own decisions about whether to tender Shares and, if so, how many Shares to tender and the purchase price or purchase prices at which to tender.

SIGNATURE
Signature(s) :
Name(s) :
(PLEASE PRINT)
Taxpayer Identification or Social Security Number:
Address(es) :

(INCLUDING ZIP CODE)
Phone Number (including Area Code) :
Date:

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INSTRUCTION FORM
CONDITIONAL TENDER (See Instruction 14 of the Letter of Transmittal)
ODD LOTS (See Instruction 15 of the Letter of Transmittal)